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                                                                     EXHIBIT 3.2


                                     BY-LAWS

                                       OF

                        BEACON EDUCATION MANAGEMENT, INC.

                             A Delaware corporation


                                    ARTICLE I

                                     OFFICES

        Section 1. Registered Office. The registered office of the corporation in the State of Delaware shall be located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the corporation's registered agent at such address shall be The Corporation Trust Company. The registered office and/or registered agent of the corporation may be changed from time to time by action of the board of directors.

        Section 2. Other Offices. The corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

        Section 1. Place of Meetings. All meetings of the stockholders for the election of directors shall be held at such place as may be fixed from time to time by the board of directors, within or without the State of Delaware, and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

        Section 2. Annual Meetings. Annual meetings of stockholders shall be held at such date and time as shall be designated from time to time by the board of directors. To be properly brought before an annual meeting business must be
(a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors, or (c) otherwise properly brought before the meeting by a stockholder. The board of directors shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the provisions of this Section 2, and if the board of directors should so determine, shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.



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        Section 3. Special Meetings. Special meetings of shareholders may be called for any purpose or purposes by the board of directors, and shall be called by the Board of Directors if the holders of at least twenty-five percent (25%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting who sign, date and deliver to the Corporation's secretary one or more written demands for the meeting. Such demand or demands must describe the purpose or purposes for which the meeting is to be held. The special meeting shall be held at such time and place, either within or without the State of Delaware, as is designated in the call of the meeting by the board of directors. The board of directors shall fix the record date (which shall be a future date) for a special meeting. If the meeting is to be called by the board of directors pursuant to demands delivered by the holders of at least twenty-five percent (25%) of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, then, within 20 days after the date on which such demands are received, the board of directors shall fix the record date. If no record date has been fixed by the board of directors within 20 days of the date on which such demands are received, the record date for the special meeting shall be the thirtieth day after the date on which such demands are received.

        Any shareholder of record seeking to join with other shareholders in demanding a special meeting shall, by written notice to the secretary, request the board of directors to fix a record date to determine the shareholders entitled to demand a special meeting. The board of directors shall promptly, but in all events within 15 days after the date on which such a request is received, adopt a resolution fixing the record date to determine the shareholders entitled to demand a special meeting, which record date shall not exceed 30 days from the date on which the request was received. If no record date has been fixed by the board of directors within 15 days of the date on which such a request is received, the record date for the determination of shareholders entitled to demand a special meeting shall be thirtieth day after the date on which such request was received.

        Section 4. Notice of Meetings. Written notice of the annual meeting of stockholders or a special meeting of stockholders stating the place, date and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting was called, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. All such notices shall be delivered, either personally or by mail, by or at the direction of the board of directors, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the corporation. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

        Section 5. Stockholders List. The Secretary of the corporation shall make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business


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hours, for a period of at least ten (10) days prior to the meeting. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

        Section 6. Quorum. The holders of a majority of the outstanding shares of capital stock entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by statute or by the certificate of incorporation. If a quorum is not present, the holders of a majority of the shares of capital stock present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place. When a quorum is once present to commence a meeting of stockholders, it is not broken by the subsequent withdrawal of any stockholders or their proxies.

        Section 7. Adjourned Meetings. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

        Section 8. Vote Required. When a quorum is present, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which by express provisions of an applicable law or of the certificate of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

        Section 9. Voting Rights. Except as otherwise provided by the General Corporation Law of the State of Delaware or by the certificate of incorporation of the corporation or any amendments thereto and subject to Section 3 of Article VI hereof, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock held by such stockholder.

        Section 10. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

        Section 11. Action by Written Consent. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken and bearing the dates of signature of the stockholders who signed the consent or consents, shall be signed by the holders of outstanding stock


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having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Secretary of the corporation. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation. Any action taken pursuant to such written consent or consents of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.

        Section 12. Advance Notice of Shareholder Proposals. At any annual or special meeting of shareholders, proposals by shareholders and persons nominated for election as directors by shareholders shall be considered only if advance notice thereof has been timely given as provided herein and such proposals or nominations are otherwise proper for consideration under applicable law and the Certificate of Incorporation and Bylaws of the Corporation. Notice of any proposal to be presented by any shareholder or of the name of any person to be nominated by any shareholder for election as a director of the Corporation at any meeting of shareholders shall be delivered to the secretary of the Corporation at its principal executive office not less than 60 nor more than 90 days prior to the date of the meeting; provided, however, that if the date of the meeting is first publicly announced or disclosed (in a public filing, if applicable, or otherwise) less than 70 days prior to the date of the meeting, such notice shall be given not more than ten days after such date is first so announced or disclosed. Public notice shall be deemed to have been given more than 70 days in advance of the annual meeting if the Corporation shall have previously disclosed, in these Bylaws or otherwise, that the annual meeting in each year is to be held on a determinable date, unless and until the board of directors determines to hold the meeting on a different date. Any shareholder who gives notice of any such proposal shall deliver therewith the text of the proposal to be presented and a brief written statement of the reasons why such shareholder favors the proposal and setting forth such shareholder's name and address, the number and class of all shares of each class of stock of the Corporation beneficially owned by such shareholder and any material interest of such shareholder in the proposal (other than as a shareholder). Any shareholder desiring to nominate any person for election as a director of the Corporation shall deliver with such notice a statement in writing setting forth the name and address of the person to be nominated, the number and class of all shares of each class of stock of the Corporation beneficially owned by such person and such person's signed consent to serve as a Director of the Corporation if elected. As used herein, shares "beneficially owned" shall mean all shares as to which such person, together with such person's affiliates and associates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934), may be deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as well as all shares as to which such person, together with such person's affiliates and associates, has the right to become the beneficial owner pursuant to any agreement or understanding, or upon the exercise of warrants, options or rights to convert or exchange (whether such rights are exercisable immediately or only after the passage of time or the occurrence of conditions). The person presiding at the meeting, in addition to making any other determinations that may be appropriate to the


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conduct of the meeting, shall determine whether such notice has been duly given and shall direct that proposals and nominees not be considered if such notice has not been given.

                                   ARTICLE III

                                    DIRECTORS

        Section 1. General Powers. The business and affairs of the corporation shall be managed by or under the direction of the board of directors.

        Section 2. Number, Election and Term of Office. The number of directors which shall constitute the first board shall be no fewer than one (1) and no more than ten (10). Thereafter, the number of directors shall be established from time to time by resolution of the board of directors, subject to any contractual limitations established by the certificate of incorporation or any stockholders agreement then in effect by and among the corporation and any of its stockholders (the "Stockholders Agreement"). Except as otherwise provided in the certificate of incorporation, the directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. The directors shall be elected in this manner at the annual meeting of the stockholders, except as provided in Section 4 of this Article III. Each director elected shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided. The provisions contained in this Article III shall be subject to the terms and conditions of the Stockholders Agreement and the certificate of incorporation.

        Section 3. Removal and Resignation. Subject to any applicable provisions of the certificate of incorporation or Stockholders Agreement, any director or the entire board of directors may be removed at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of any class or series are entitled to elect one or more directors by the provisions of the certificate of incorporation or the Stockholders Agreement, the provisions of this section shall apply, with respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole. Any director may resign at any time upon written notice to the corporation.

        Section 4. Vacancies. Subject to the provisions of the certificate of incorporation or Stockholders Agreement, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the board of directors then in office or by a majority of the shares then entitled to vote at an election of directors and in accordance with the certificate of incorporation or Stockholders Agreement. Each director so chosen shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as herein provided.

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        Section 5. Annual Meetings. The annual meeting of each newly elected board of directors shall be held (without other notice than this by-law) immediately after, and at the same place as, the annual meeting of stockholders.

        Section 6. Other Meetings and Notice. Regular meetings, other than the annual meeting, of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the board. Special meetings of the board of directors may be called by or at the request of the Chief Executive Officer, President or Secretary of the corporation without notice and in like manner and on like notice on the written request of two (2) directors.

        Section 7. Quorum, Required Vote and Adjournment. Each director shall be entitled to one vote except as otherwise provided in the certificate of incorporation. Directors then in office (and specifically excluding any vacancies) and holding a majority of the votes of all directors (or such greater number required by applicable law) shall constitute a quorum for the transaction of business. The vote of directors holding a majority of votes present at a meeting at which a quorum is present shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

        Section 8. Committees. Subject to any applicable provisions of the Stockholders Agreement, the board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation, which to the extent provided in such resolution or these by-laws shall have and may exercise the powers of the board of directors in the management and affairs of the corporation except as otherwise limited by law. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

        Section 9. Committee Rules. Each committee of the board of directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the board of directors designating such committee.

        Section 10. Communications Equipment. Members of the board of directors or any committee thereof may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.

        Section 11. Waiver of Notice and Presumption of Consent. Any member of the board of directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of


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objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have consented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

        Section 12. Action by Written Consent. Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

                                   ARTICLE IV

                                    OFFICERS

        Section 1. Number. The officers of the corporation shall be elected by the board of directors and may consist of a chief executive officer, president, any number of vice presidents, a secretary, a chief financial officer, any number of assistant secretaries and such other officers and assistant officers as may be deemed necessary or desirable by the board of directors. Any number of offices may be held by the same person. In its discretion, the board of directors may choose not to fill any office for any period as it may deem advisable, except that the offices of chief executive officer, president and secretary shall be filled as expeditiously as possible.

        Section 2. Election and Term of Office. The officers of the corporation shall be elected annually by the board of directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

        Section 3. Removal. Any officer or agent elected by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

        Section 4. Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term by the board of directors then in office.


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        Section 5. Compensation. Compensation of all officers shall be fixed by the board of directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the corporation.

        Section 6. Chairman of the Board of Directors. The Chairman of the Board of Directors shall (i) be chosen from among the members of the board of directors, (ii) be primarily responsible for implementing the policies and directives of the board of directors, (iii) preside at all meetings of the board of directors and stockholders and (iv) perform such other duties as may be prescribed by the board of directors.

        Section 7. Chief Executive Officer. The Chief Executive Officer shall, subject to the powers of the board of directors, be in the general and active charge of the entire business and affairs of the corporation, and shall be its chief policy making officer. Whenever the President is unable to serve, by reason of sickness, absence or otherwise, the Chief Executive Officer shall perform all the duties and responsibilities and exercise all the powers of the President.

        Section 8. President. The President of the corporation, subject to the powers of the board of directors and the Chief Executive Officer, shall have general charge of the business affairs and property of the corporation, and control over its officers, agents and employees, and shall see that all orders and resolutions of the board of directors are carried into effect. The President shall execute bonds, mortgages and other contracts which the board of directors have authorized to be executed, except where required or permitted by law to be otherwise signed and executed or except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. The President shall have such other powers and perform such other duties as may be prescribed by the Chief Executive Officer, the board of directors or as may be provided in these By-laws. The offices of President and Chief Executive Officer may be held by a single individual.

        Section 9. Chief Financial Officer. The Chief Financial Officer of the corporation shall, under the direction of the Chief Executive Officer, be responsible for all financial and accounting matters of the corporation; and shall render to the Chief Executive Officer, the President and the board of directors, at its regular meeting or when the board of directors so requires, an account of the corporation. The Chief Financial Officer shall have such other powers and perform such other duties as may be prescribed by the Chief Executive Officer, the President or the board of directors or as may be provided in these By-laws.

        Section 10. Vice-Presidents. The Vice-President, or if there shall be more than one, the Vice-Presidents in the order determined by the board of directors, shall, in the absence or disability of the President and the Chief Executive Officer, act with all of the powers and be subject to all the restrictions of the President. The Vice-Presidents shall also perform such other duties and have such other powers as the board of directors, the Chief Executive Officer, the President or these By-laws may, from time to time, prescribe.


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        Section 11. The Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the board of directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the Chief Executive Officer's supervision, the Secretary shall give, or cause to be given, all notices required to be given by these by-laws or by law; shall have such powers and perform such duties as the board of directors, the Chief Executive Officer, the President or these by-laws may, from time to time, prescribe; and shall have custody of the corporate seal of the corporation. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the board of directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the board of directors, the Chief Executive Officer, the President or the Secretary may, from time to time, prescribe.

        Section 12. The Treasurer and Assistant Treasurer. The Treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; shall deposit all monies and other valuable effects in the name and to the credit of the corporation as may be ordered by the board of directors; shall cause the funds of the corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; shall render to the Chief Executive Officer, the President and the board of directors, when the board of directors so requires, an account of the of all his actions as Treasurer and of the financial condition of corporation; and shall have such powers and perform such duties as the board of directors, the Chief Executive Officer, the President or these by-laws may, from time to time, prescribe. If required by the board of directors, the Treasurer shall give the corporation a bond (which shall be rendered every six (6) years) in such sums and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office of Treasurer and for the restoration to the corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the Treasurer belonging to the corporation. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the board of directors, shall in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. The Assistant Treasurers shall perform such other duties and have such other powers as the board of directors, the Chief Executive Officer, the President or Treasurer may, from time to time, prescribe.

        Section 13. Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these By-laws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the board of directors.

        Section 14. Absence or Disability of Officers. In the case of the absence or disability of any officer of the corporation and of any person hereby authorized to act in such officer's place during such officer's absence or disability, the board of directors may by resolution delegate the powers and


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duties of such officer to any other officer or to any director, or to any other person whom it may select.

                                    ARTICLE V

                                 INDEMNIFICATION

        Section 1. Indemnity for Third Party Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, member, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (collectively, "Losses") actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner reasonably believed to be within the scope of the authority conferred on such person by the Corporation or such other entity, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful, except that a person shall not be indemnified for any such Losses incurred by reason of such person's gross negligence, willful misconduct or breach of an agreement by such person with the Corporation. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contenders or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

        Section 2. Indemnity for Action by or in Right of Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer or member of another Corporation, partnership, joint venture, trust or other enterprise, against Losses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner reasonably believed to be within the scope of the authority conferred on such person by the Corporation or such other entity, except that a person shall not be indemnified for any such Losses incurred by reason of such person's gross negligence, willful misconduct or breach of an agreement by such person with the Corporation, and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such suit or action was brought shall be determined upon application that, despite the adjudication of liability but in consideration of all

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the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

        Section 3. Employees. The Corporation may, to the extent deemed advisable by the board of directors, indemnify any person who is or was an employee or agent (other than a director or officer) of the Corporation if such person would be entitled to such indemnity under the provisions of Section 1 or 2 if such person had been a director or officer of the Corporation.

        Section 4. Procedure for Indemnity. Any indemnification to be provided under Section 1, 2 or 3 of this Article V (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, member, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made (1) by a majority vote of directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

        Section 5. Expenses. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding unless otherwise determined by the board of directors in the specific case, upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article V. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

        Section 6. Article Not Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, member, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

        Section 7. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who was or is a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, member, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article V or of the General Corporation Law of the State of Delaware.


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

        Section 8. References to "the Corporation". For the purposes of this
Article V, references to "the Corporation" shall include, in addition to the resulting Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger and the corporation which, if its separate existence had continued, would have had power and authority to (or in fact did) indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

                                   ARTICLE VI

                       CERTIFICATES OF STOCK; RECORD DATE

        Section 1. Form. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer or a Vice-President and the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by such holder in the corporation. If such a certificate is countersigned (1) by a transfer agent or an assistant transfer agent other than the corporation or its employee or (2) by a registrar, other than the corporation or its employee, the signature of any such Chairman of the Board of Directors, the Chief Executive Officer, President, Chief Financial Officer, Vice-President, Secretary, or Assistant Secretary may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. Shares of stock of the corporation shall only be transferred on the books of the corporation by the holder of record thereof or by such holder's attorney duly authorized in writing, upon surrender to the corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters as the corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates, and record the transaction on its books. The board of directors may appoint a bank or trust company organized



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
under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the corporation.

        Section 2. Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against the corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

        Section 3. Fixing a Record Date for Stockholder Meeting. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

        Section 4. Fixing a Record Date for Action by Written Consent. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Secretary of the corporation. If no record date has been fixed by the board of directors and prior action by the board of directors is required by statute, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

        Section 5. Fixing a Record Date for Other Purposes. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change,


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
conversion or exchange of stock, or for the purposes of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

        Section 6. Registered Stockholders. Prior to the surrender to the corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares, the corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner. The corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

        Section 7. Subscriptions for Stock. Unless otherwise provided for in the subscription agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such times, as shall be determined by the board of directors. In case of default in the payment of any installment or call when such payment is due, the corporation may proceed to collect the amount due in the same manner as any debt due the corporation.

                                   ARTICLE VII

                               GENERAL PROVISIONS

        Section 1. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.

        Section 2. Checks, Drafts or Orders. All checks, drafts, or other orders for the payment of money by or to the corporation and all notes and other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner, as shall be determined by resolution of the board of directors or a duly authorized committee thereof.



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

        Section 3. Contracts. The board of directors may authorize any officer or officers, or any agent or agents, of the corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

        Section 4. Loans. The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

        Section 5. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

        Section 6. Corporate Seal. The corporation shall have a seal as designated by the board of directors.

        Section 7. Voting Securities Owned By Corporation. Voting securities in any other corporation held by the corporation shall be voted by the Ranking Officer, unless the board of directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

        Section 8. Inspection of Books and Records. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in the State of Delaware or at its principal place of business.

        Section 9. Section Headings. Section headings in these by-laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.



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


        Section 10. Inconsistent Provisions. In the event that any provision of these by-laws is or becomes inconsistent with any provision of the certificate of incorporation, the General Corporation Law of the State of Delaware, the Stockholders Agreement or any other applicable law, the provision of these by-laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect. Each Reference to the Stockholders Agreement shall be given effect only at such times as a Stockholders Agreement is then in effect.


                                  ARTICLE VIII

                                   AMENDMENTS

        These by-laws may be amended, altered, or repealed and new by-laws adopted at any meeting of the board of directors by a majority vote. The fact that the power to adopt, amend, alter, or repeal the by-laws has been conferred upon the board of directors shall not divest the stockholders of the same power.







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